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                                UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

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                                   FORM 8-K
                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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               Date of Report (Date of earliest event reported)
                                 JUNE 4, 2001

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                                INFORMAX, INC.
            (Exact name of registrant as specified in its charter)




            DELAWARE                         000-31577                       52-1687783
(State or Other Jurisdiction of       (Commission File Number            (I.R.S. Employer
         Incorporation)                                                   Identification
                                                                              Number)

     7600 WISCONSIN AVENUE
           SUITE 1100
       BETHESDA, MARYLAND
(Address of Principal Executive                                               20814
            Offices)                                                        (Zip Code)


                                (240) 747-4000
             (Registrant's telephone number, including area code)



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Item 5.        Other Events

               On June 4, 2001, the Board of Directors of InforMax, Inc. (the "Company") has declared a dividend distribution of one right ("Right") for each outstanding share of common stock, par value $0.001 per share (the "Common Stock") of the Company. The distribution is payable to stockholders of record on June 14, 2001. Each Right, when exercisable, entitles the registered holder to purchase from the Company one-one thousandth of a share of Series A Junior Participating Preferred Stock ("Preferred Stock") at a price of $70.00 per one-one thousandth share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

               Initially, the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate certificates evidencing the Rights will be distributed. The Rights will separate from the Common Stock and a distribution of Rights Certificates (as defined below) will occur upon the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date") or (ii) 10 business days (or such later date as the Board of Directors of the Company may determine) following the commencement of, or the first public announcement of the intention to commence, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"). As a result of their respective ownership position in excess of 15% of the Company's Common Stock, for purposes of the Rights Agreement, (i) Dr. Alexander Titomirov shall not be considered an Acquiring Person under any circumstances; and (ii) Friedman, Billings & Ramsey Group, Inc. (and its affiliates and associates) shall not be deemed an Acquiring Person, unless and until it acquires an additional 2% of the Company's outstanding Common Stock in excess of its ownership on the date of the Board's adoption of the Rights Agreement. For purposes of determining the ownership of Friedman, Billings & Ramsey Group, Inc. and its affiliates, no shares beneficially owned as a result of making of a market in the Company's securities in good faith and in the ordinary course of its broker-dealer activities shall be deemed beneficially owned for purposes of the Rights Agreement.

               Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates, and will be transferred with and only with the Common Stock certificates, (ii) new Common Stock certificates issued after June 14, 2001, upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

               The Rights are not exercisable until the Distribution Date and will expire at the close of business on June 4, 2011, unless earlier redeemed or exchanged by the Company as described below. The Rights will not be exercisable by a holder in any jurisdiction where the




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requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights has not been obtained or is not obtainable.

               As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will evidence the Rights. Except as otherwise determined by the Board of Directors of the Company, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

               In the event that a Person becomes the beneficial owner of 15% or more of the then outstanding shares of Common Stock, each holder of a Right will, after the end of a redemption period referred to below, have the right to exercise the Right by purchasing, for an amount equal to the Purchase Price, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times such amount. Notwithstanding any of the foregoing, following the occurrence of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

               For example, at a Purchase Price of $70.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $140.00 worth of Common Stock (or other consideration, as noted above) for $70.00. Assuming that the Common Stock had a per share value of $20.00 at such time, the holder of each valid Right would be entitled to purchase seven shares of Common Stock for $70.00.

               In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation, or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall, after the expiration of the redemption period referred to below, have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right (e.g., common stock of the acquiring company having a value of $140.00 for the $70.00 Purchase Price).

               At any time after a person or group of affiliated or associated persons becomes an Acquiring Person, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock (or, in certain circumstances, other equity securities of the Company which are deemed by the Board of Directors of the Company to have the same value as shares of Common Stock) per Right (subject to adjustment).



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               The Purchase Price payable, and the number of one-one
thousandths of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution under certain circumstances.

               With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued (other than fractions which are integral multiples of one-one thousandth of a share of Preferred Stock) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

               In general, the Board of Directors of the Company, may cause the Company to redeem the Rights in whole, but not in part, at any time during the period commencing on June 4, 2001, and ending on the tenth day following the Stock Acquisition Date (the "Redemption Period") at a price of $0.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors of the Company). Under certain circumstances set forth in the Rights Agreement, the decision to redeem the Rights will require the concurrence of the two-thirds of Directors. After the Redemption Period has expired, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company and there are no other Acquiring Persons. Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 redemption price.

               Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be subject to federal taxation to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

               Except with respect to the Redemption Price of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors of the Company in order to cure any ambiguity, defect or inconsistency or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided however, no amendment to adjust the time period governing redemption may be made at such time as the Rights are not redeemable.

               As of June 4, 2001, there were 100,000,000 authorized shares of Common Stock, of which 23,966,733 shares were issued and outstanding. Each share outstanding on June 14, 2001 will receive one Right. A total of 300,000 of the 20,000,000 shares of Preferred Stock authorized are reserved for issuance upon exercise of the Rights.



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               The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company in a manner or on terms not approved by the Board of Directors of the Company. The Rights, however, should not deter any prospective offeror willing to negotiate in good faith with the Board of Directors of the Company. Nor should the Rights interfere with any merger or other business combination approved by the Board of Directors of the Company.

               The Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes the form of Certificate of Designation of the Series A Junior Participating Preferred Stock as Exhibit A, the Summary of Rights to Purchase Series A Junior Participating Preferred Stock as Exhibit B and the form of Rights Certificate as Exhibit C, is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In addition, the press release announcing the declaration of the Rights dividend is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to Exhibit 99.1 hereto.


Item 7.        Financial Statements, Pro Forma Financial Information and
               Exhibits.

               99.1. Rights Agreement, dated as of June 4, 2001, between the Company and American Stock Transfer & Trust Company, as Rights Agent, which includes the form of Certificate of Designation of the Series A Junior Participating Preferred Stock as Exhibit A, the Summary of Rights to Purchase Series A Junior Participating Preferred Shares as Exhibit B and the form of Rights Certificate as Exhibit C.

               99.2.     Text of Press Release, dated June 5, 2001.


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                                  SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       INFORMAX, INC.

   Date:  June 6, 2001                 By:  /S/ Alexander V. Titomirov
                                            -------------------------------
                                           Dr. Alexander V. Titomirov
                                           Chairman and Chief Executive Officer

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                                EXHIBIT INDEX


Exhibit No.      Description
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
99.1.            Rights Agreement, dated as of June 4, 2001, between the Company and American Stock Transfer & Trust Company, as Rights Agent,
                 which includes the form of Certificate of Designation of the
                 Series A Junior Participating Preferred Stock as Exhibit A, the
                 Summary of Rights to Purchase Series A Junior Participating
                 Preferred Shares as Exhibit B and the form of Rights Certificate as Exhibit C.

99.2.            Text of Press Release, dated June 5, 2001.

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